As Filed With the Securities and Exchange Commission on July 25, 2008
                                                     Registration No. 333-______
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PLETHORA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                              1382                         26-1754034
  (State or jurisdiction of         (Primary Standard Industrial          (IRS Employer
incorporation or organization)       Classification Code Number)       Identification Number)

                                                           Corporate Service of Nevada
          204 West Spear Street                             502 North Division Street
        Carson City, Nevada 89703                            Carson City Nevada 89703
Tel: (702) 727-1033, Fax: (775) 546-6194             Tel: (775) 883-3711, Fax: (775) 883-2723
     (Address and Telephone Number of                 (Name, Address and Telephone Number of
      Registrant's Executive Office)                             Agent for Service)

                                   Copies to:
                                 Dean Law Corp.
                          601 Union Street, Suite 4200
                            Seattle, Washington 98101
                            Telephone: (206) 274-4598
                            Facsimile: (206) 493-2777

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee
--------------------------------------------------------------------------------
Common Stock         2,050,000     $0.05 per share    $102,500         $4.03
================================================================================
(1) Calculated by adding $0.03 premium to the last sales price of our common stock,
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JULY 25, 2008

                                   PROSPECTUS
                            PLETHORA RESOURCES, INC.
                                2,050,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-7.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS: JULY 25, 2008

                                Table of Contents

                                                                            Page
                                                                            ----
Summary                                                                        3
Risk Factors                                                                   4
Forward-Looking Statements                                                     7
Use of Proceeds                                                                7
Determination of Offering Price                                                7
Dilution                                                                       7
Selling Shareholders                                                           8
Plan of Distribution                                                           9
Description of Securities                                                     11
Interest of Named Experts and Counsel                                         11
Description of Business                                                       12
Legal Proceedings                                                             14
Market for Common Equity and Related Stockholder Matters                      14
Plan of Operations                                                            15
Changes in and Disagreements with Accountants                                 17
Available Information                                                         17
Directors, Executive Officers, Promoters and Control Persons                  17
Executive Compensation                                                        18
Security Ownership of Certain Beneficial Owners and Management                19
Certain Relationships and Related Transactions                                19
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                   19
Financial Statements                                                          20

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence operations in the business of consulting oil & gas exploration companies who are interested in obtaining new exploration and production license of oil and gas properties in Russia. We intend to initially focus our consulting services on North American oil and gas exploration companies who are interested in participating in government auctions of oil and gas properties in Russia. Our services will include gathering of due diligence materials for properties that will be sold at a government auctions in Russia and assistance in the bidding process.

We were incorporated on January 16, 2008 under the laws of the state of Nevada. Our principal offices are located at 204 West Spear Street, Carson City, NV, 89703. Our telephone number is (702) 727-1033.

THE OFFERING:

Securities Being Offered           Up to 2,050,000 shares of common stock.

Offering Price                     The selling shareholders will sell our shares
                                   at $0.05 per share until our shares are
                                   quoted on the OTC Bulletin Board, and
                                   thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.

Terms of the Offering              The selling shareholders will determine when
                                   and how they will sell the common stock
                                   offered in this prospectus.

Termination of the Offering        The offering will conclude when all of the
                                   2,050,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement. Securities Issued and to be Issued 2,050,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                    We will not receive any proceeds from the
                                   sale of the common stock by the selling
                                   shareholders.

Market for the common stock        There has been no market for our securities.
                                   Our common stock is not traded on any
                                   exchange or on the Over-the-Counter market.
                                   After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained.
                                   Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                           As of June 30,2008 (Audited)
                                           ----------------------------
          BALANCE SHEET
          Total Assets                            $ 24,207
          Total Liabilities                       $    990
          Stockholders Equity                     $ 23,217

                                          Period from January 16, 2008
                                            (date of inception) to
                                            June 30,2008 (Audited)
                                            ----------------------
          INCOME STATEMENT
          Revenue                                 $     --
          Total Expenses                          $  1,283
          Net Loss                                $ (1,283)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at June 30, 2008, we had cash on hand of $24,207 we have accumulated a deficit of $1,283 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

A DECLINE IN OIL AND GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD MEAN A DECREASE IN OUR REVENUES.

We anticipate that our business will be affected by oil and gas prices. Weakness in oil and gas prices (or the perception that oil and gas prices will decrease) may result in a decrease of our client's interest in auction participation. With significant declines in prices for oil and natural gas our potential clients most likely will not be interested in developing new projects. It could materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

IF OUR CLIENTS ARE NOT ABLE TO WIN AUCTIONS WE WILL NOT RECEIVE OUR TOTAL FEE FROM THEM, WHICH WILL HAVE A NEGATIVE AFFECT ON OUR REVENUES.

Our consulting fee is based on a flat fee plus a percentage of the final price of the property purchased from the government auction. If our client's tender bid is not sufficient to win the auction, we will only be paid a flat fee for our services and not the percentage fee. Our out of pocket expenses during auction preparation may exceed the fee received from our client and we may incur losses, which will negatively affect our revenue.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Artur Etezov, will only be devoting limited time to our operations. Mr. Etezov intends to devote 25% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Artur Etezov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Etezov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO TECHNICAL EXPERIENCE IN OIL & GAS EXPLORATION AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Etezov has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. In addition, Artur Etezov has no professional training or technical credentials in the field of geology. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches oil & gas exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $1,283 at June 30, 2008. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTOR OWNS 59.4% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Artur Etezov, owns approximately 59.4% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF ARTUR ETEZOV, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Artur Etezov, for the future success of our business. The loss of the services of Mr. Etezov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Etezov and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. In addition, we plan to establish an office in Russia. Consequently, it may be difficult for investors to affect service of process on Mr. Etezov in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Etezov based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR PROJECTS ARE IN RUSSIA AND ALL AUCTIONS AND OPERATIONS ARE IN RUSSIAN RUBLES.

All of our operation in Russia will be in Russian Rubles. Also, we will take part in auctions organized by the Russian government that are in Russian currency, so we are affected by changes in foreign exchange rates. For the last six years the Russian Ruble has risen 30% against the US Dollar. Some of our flat fee revenues from our clients will be in U.S. Dollars, however many of our expenses in Russia, as well as commissions from auction participation will be in Russian Rubles. If we are not able to successfully protect ourselves against those currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the

SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,050,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 1,300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on April 30, 2008;
     2. 750,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 5, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                 Total Number Of
                                                  Shares To Be
                                                  Offered For         Total Shares to       Percentage of
                                                    Selling           Be Owned Upon       Shares owned Upon
     Name of              Shares Owned Prior      Shareholders         Completion Of        Completion of
Selling Shareholder        To This Offering         Account           This Offering         This Offering
-------------------        ----------------         -------           -------------         -------------
Arkhincheev Ilya                100,000             100,000                Nil                    Nil
Gusev Alexey                    100,000             100,000                Nil                    Nil
Gorbachev Sergey                100,000             100,000                Nil                    Nil
Chapayeva Kseniya               100,000             100,000                Nil                    Nil
Tyutenkov Sergey                100,000             100,000                Nil                    Nil
Akimova Ella                    100,000             100,000                Nil                    Nil
Chernyshova Natalia             100,000             100,000                Nil                    Nil
Mikhaylova Anastasia            100,000             100,000                Nil                    Nil
Mikhaylov Evgeniy               100,000             100,000                Nil                    Nil
Burenin Vladimir                100,000             100,000                Nil                    Nil
Burakov Sokhibnazar             100,000             100,000                Nil                    Nil
Burakov Muzaffar                100,000             100,000                Nil                    Nil
Rodionov Sergey                 100,000             100,000                Nil                    Nil
Khomyakov Evgeniy                50,000              50,000                Nil                    Nil
Khomiakov Alexander              50,000              50,000                Nil                    Nil

Arkhincheyeva Nataliya           50,000              50,000                Nil                    Nil
Dobroslavskiy Dmitriy            50,000              50,000                Nil                    Nil
Stolbovskiy Oleg                 50,000              50,000                Nil                    Nil
Ponomarenko Pavel                50,000              50,000                Nil                    Nil
Belonosov Nikita                 50,000              50,000                Nil                    Nil
Sharov Andrey                    50,000              50,000                Nil                    Nil
Smagliev Nikolay                 50,000              50,000                Nil                    Nil
Cherenkov Alexey                 50,000              50,000                Nil                    Nil
Belonosova Oxana                 50,000              50,000                Nil                    Nil
Baburin Artem                    50,000              50,000                Nil                    Nil
Popadenko Alexander              50,000              50,000                Nil                    Nil
Molchanov Aleksey                50,000              50,000                Nil                    Nil
Golovina Ekaterina               50,000              50,000                Nil                    Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,050,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of July 25, 2008, there were 5,050,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

We intend to provide consulting services to North American oil & gas exploration companies who are interested in obtaining new exploration and production license in the East Siberian Region in Russia. Our services will include gathering and preparing due diligence materials for properties that will be sold at government auctions in Russia. We also plan to offer assistance in the bidding process.

Each year the Russian government auctions ten to twenty exploration licenses in the East Siberian Region, which is very rich in oil & natural gas. This process began in 2005. Prior to 2005, very few private companies were interested in exploration in the East Siberian Region mainly due to the lack of infrastructure and pipelines in the region. All prior exploration work was done by soviet geologists in the past century. In 2004, the Russian government announced, and in 2006, started construction of a pipeline from the East Siberian Region to the Asia-Pacific Region. When completed, the pipeline will allow oil to be transported out of the East Siberian Region to the oil market. Since the construction of the pipeline has started, more international companies have become interested in the government auctions but still hesitate to participate due to the lack of local knowledge and expertise. Since many deposits are ready to be sold and a limited numbers of companies are taking part in these auctions, current prices for licenses are relatively low. We plan to find potential clients interested in Russian oil and gas deposits, prepare due diligence documentation, and assist them in taking part in auctions for oil and gas properties.

Initially, we plan to provide consulting on oil and gas auctions for properties that have a value of between $500,000 to $5,000,000 in the Eastern Siberian Region. Gathering due diligence documentation for smaller properties will be less expensive and will reduce our initial costs. Once we expand our business, we will provide consulting services for auctions that value over $5,000,000. If our business is successful, we intend to hire additional personnel and offer consulting in more auctions in other parts of Russia and the former countries of the Soviet Union.

WHY RUSSIA?

     *    The largest oil producer in the world.
     *    The largest proven oil & gas reserves in the world.
     *    The largest undiscovered oil & gas reserves in the world.
     *    The largest country geographically in the world.
     *    One of the fastest growing economies in the world.
     *    Stable economic & political environment.

The world oil resources are between 200-300 billion tones and the world natural gas resources are between 500-550 trillion cubic meters. Russia is a leader in gas resources with 136 trillion cubic meters; that is equal to approximately 36% of the world resources. Russia is also only second to Saudi Arabia in oil with 20 billion tones of oil that is equal to approximately 13% of world oil resources.

WHY THE EASTERN SIBERIAN REGION?

In the Eastern Siberian Region oil resources are approximately 2.6 billion tones that is equal to approximately 10% of all Russian oil resources. Natural gas resources are 7.5 trillion cubic meters that is equal to approximately 5% of all Russian gas resources. As for today, recoverable oil resources in the East Siberian Region are about 300 million tones that is only about 12% of all estimated resources. Last century, the Soviet government conducted exploration in the East Siberian Region. In that time several big oil & gas deposits have been discovered. Due to the lack of infrastructure, oil production has not been started. The Russian government had two large projects in East Siberia in that time. Since the USSR did not have the resources to implement both projects at the same time, the pipeline project was put off in favor of the construction of the Baikal-Amur Railroad. Only in 2004 did the Russian government decide to start construction of the East Siberia Pacific Ocean Oil Pipeline.

EAST SIBERIA PACIFIC OCEAN OIL PIPELINE (ESPO).

Today Russia has a chance to open the Asian-Pacific oil market. With a pipeline, such an opportunity will become available. That is why in year 2006, Russian government began to build ESPO pipeline. This pipeline will ensure the start of production in existing deposits and also encourage further exploration of new oil & gas deposits in East Siberia. The project was designed in full compliance with the existing legislation of the Russian Federation and with international law. The ESPO pipeline will be over 4,700 kilometers (2,900 miles) in length, and is being built in two stages. In the first stage, a 2,757-kilometer (1,713-mile) section will be built with a capacity of 30 million tons (220.5 million bbl) of oil per year. The project's first leg is estimated to cost $11 billion and will be completed in the fourth quarter of 2009. This stage will link Taishet, in the East Siberian Region, to Skovorodino, in the Amur Region, in Russia's Far East. The second leg will stretch for 2,100 kilometers (1,304 miles) from Skovorodino to the Pacific. It will pump 367.5 million barrels of oil annually. The second stage also envisages an increase in the Taishet-Skovorodino pipeline's capacity to 588 million barrels.

Oil from East Siberia will be exported to China, Japan, South Korea, Indonesia, Australia and to other countries in Asian-Pacific region. China is ready to provide a grant to Transneft, the general contractor, to build the Chinese part of the pipeline. The Chinese branch of the pipeline will run from the town of Skovorodino on the Russian-Chinese border to the Chinese province of Heilongjiang. Half of all oil from the ESPO pipeline could potentially go to China. As of today, about 2,000 kilometers of the pipeline has been welded into line. The first stage will be completed in the fourth quarter of 2009 and oil from the end of the first state, the town of Skovorodino, will be transferred to Eastern ports by railroad. The second part of the ESPO pipeline will be started in 2013-2015.

AUCTIONS

In 2005 the Russian government began auctioning licenses for oil production and exploration. Only a few companies take part in these auctions and dozens of licenses were sold over the past three years at very low prices. International companies still do not recognize opportunities to bid at government auctions and purchase exploration licenses at the current low prices. As a result, the prices have not yet risen significantly. Final purchase prices usually rise 10%-50% from the minimum-bidding price. There is only one international company, British Petroleum, which conducts exploration in the region and is about to start production. Also some international companies work on oilfields, including Neighbors and Schlumberger.

Below is a list of the government auction that took place during the end of year 2007 and in the beginning of year 2008.

                                    Reserves

   Date                                Oil                 Gas
of auction      Deposit          Million Barrels   Trillion cubic feet   Proposed price    Final Price
----------      -------          ---------------   -------------------   --------------    -----------
12-Mar-08     Ichersky                62.93               706.71           $  809,717       $1,376,518
25-Feb-08     Erbogachensky          229.07              1568.91           $2,834,008       $3,684,211
25-Feb-08     Piludinsky             188.80              1222.62           $3,441,296       $3,785,425
25-Feb-08     Uzhno-Teteisky         274.38              1823.32           $3,441,296       No purchaser
25-Feb-08     Tulunsky                 0.00              2120.14           $  485,830       $  534,413
25-Feb-08     Kirensky               188.80              1766.79           $2,429,150       $3,684,211
25-Feb-08     Severo-Markovsky        12.59               883.39           $  364,372       $  400,810
28-Nov-07     Krivolugsky            125.86               883.39           $1,619,433       $1,943,320
28-Nov-07     Kazarkinsky             12.59               176.68           $  404,858       $  485,830

By the end of 2008 seven additional licenses will be sold by auction for exploration of Belsky, Rodionovsky, Magistralny, Romashikhinsky,
Vostochno-Tetersky, Vodorazdelny, Srednenepsky, Kiysky and Uzhno-Ichersky deposits.

DIFFERENCE IN RESERVES CLASSIFICATION

     *    Difference exist between Russian and Western Reserves Classification
     * SPE probabilistic reserves are booked looking forward for the license period
     * Russian reserves are booked depending on the stage of development over a number of years
     * Russian reserves are most likely to differ materially from SPE reserves
     * Such difference occurs both at exploration and early stages of development

We may have to convert the data of oil and gas in Russian reports to meet the Western Classification standards.

REVENUE

For gathering and preparation of all documentation prior to auction, we plan to charge our clients a flat fee $30,000. Most of the exploration data is prepared by Russian authorities and is usually released just before the auction. We will attempt to gather all of the information about desired deposit earlier so our clients will have more time to research the properties. If our clients win an auction and receive an exploration license we plan to charge them a 5% fee of the final auction price.

COMPLIANCE WITH GOVERNMENT REGULATION

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in Russia and the U.S. as we are not directly involved in oil and gas exploration and provide only consulting services.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our office is currently located at 204 West Spear Street, Carson City, Nevada 89703. Our telephone number is (702) 727-1033. This is the office provided by our incorporator, Corporate Service of Nevada and is included in their Corporate Services Package. We do not pay any rent to Corporate Service of Nevada and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office location.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 502 North Division Street, Carson City, Nevada 89703

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Following the date of this registration statement, our business plan is as follows:

Obtain preliminary information on the auctions that will be held at the end of 2008 and the beginning of 2009. Initially, we plan on offering consulting services for auction of properties valued at not more than $5,000,000, since obtaining due diligence documentation for larger properties will cost more than the funds we have on hand. Preliminary information will include basic data such as the names of the properties, their locations and reserves estimates. Since, our President does not have technical experience in the oil and gas industry; we plan to contract a local Russian consultant with experience in oil and gas property evaluation. Our consultant will be responsible for performing due diligence on the properties that are going up for auction. The consultant will be compensated by commissions of a percentage of fees that we will receive from our clients. We expect to pay our consultant 20-30% of the total commission received by us. We will also compensate our consultant for any out of pocket expenses which include but are not limited to: travel expenses, purchase of documents, and costs for attending any conferences or trade shows on our behalf. We estimate the out of pocket expenses will be about $10,000 during the next twelve months.

Once we have identified potential properties of interest and have conducted preliminary due diligence, we plan to approach North American oil and gas exploration companies which are interested in taking part in auctions of Russian oil and gas properties. We plan to execute consulting agreements with them regarding our services. We intend to attend conferences and trade shows to advertise our services. We may also advertise our services in oil and gas magazines. We plan to contract a representative to advertise our services and refer clients to us. We will pay our representative in form of commissions from the clients that they refer to us. We expect to execute at least one consulting agreement in the next twelve months. Advertising expenses are estimated to be about $15,000 in the next twelve months.

Once we have executed consulting agreements with at least one oil and gas company we plan to purchase detailed property agreements of the oil and gas properties going up for auction. The property agreements were created during explorations in the past century by the Soviet Government and are thought to be very reliable. However, our client may want to perform additional due diligence on the properties of interest. We plan to offer them assistance in this process, but will expect them to pay for additional expenses. We will use the expertise of our Russian consultant/geologist to perform this service for our clients. We estimate that these activities will take about three months once we have executed consulting agreement with a potential client and cost about $10,000.

Once our clients have conducted their due diligence and selected the desired property, they will be required to deposit funds with the Russian government to take part in the auction. The initial deposit equals the initial bidding price of the properties. We intend to assist our clients in the bidding process. Once the bid is won by our client, they will receive title to the property and will be required to deposit the balance of the funds within ten days. The entire auction process will take about one month from the date that our client pays the deposit and registers as a participant. We expect that our clients will pay for all expenses associated with the participation in auction. Even though, our consulting services end at that point, we may be involved in arranging the exploration work for an additional fee.

We will incur additional professional expenses including fees in connection with the filing of this registration statement and complying with reporting obligations of approximately $15,000.

Currently we do not have sufficient funds on hand to carry out our business plan. Without additional funding, we expect to continue our operations for the next six to eight months. We expect to fund further operations with a loan from our director or from additional sales of our common stock. Currently we do not have any guarantees that our director will loan funds to us. If we are unable to obtain additional funding, we will be forced to cease operation.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2008

We did not earn any revenues from our incorporation on January 16, 2008 to June 30, 2008. We incurred operating expenses in the amount of $1,283 for the period from our inception on January 16, 2008 to June 30, 2008. These operating expenses were comprised of incorporation expenses of $965 and interest & bank charges of $318.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director        Age
----------------        ---
Artur Etezov            38

EXECUTIVE OFFICERS:

Name of Officer         Age                          Office
---------------         ---                          ------
Artur Etezov            38       President, Chief Executive Officer, Secretary,
                                 Treasurer, Chief Financial Officer and
                                 Chief Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Since our inception on January 16, 2008, Artur Etezov has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. Mr. Etezov obtained a Bachelor's degree in Finance from the Moscow Open Social Institute in 2002. From July 2003 to January 2005 he worked in the ATM Department of SberBank, the largest Russian bank. From January 2005 to present he has been working as supervisor in the ATM Department of PrivatBank, the largest Ukrainian bank. Mr. Etezov has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 25% of his business time to our affairs. Mr. Etezov does not have any technical experience in the oil & gas exploration sector.

   During the past five years, Mr. Etezov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Etezov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Etezov's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on January 16, 2008 to June 30, 2008 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                        Change in
                                                                                         Pension
                                                                                        Value and
                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal                                      Stock       Option        Plan         Compensation     All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
Artur Etezov      2008     None       None       None        None          None            None             None          None
President, CEO,
CFO, Secretary,
Treasurer, Chief
Accounting Officer,
and sole director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Artur Etezov. We do not pay him for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                                           Amount of
Title of                      Name and address                             beneficial      Percent
 Class                      of beneficial owner                            ownership       of class
 -----                      --------------------                           ---------       --------
Common          Artur Etezov                                                3,000,000       59.4%
Stock           President, Chief Executive Officer, Chief Financial
                Officer, Secretary, Treasurer, Chief Accounting Officer
                and sole Director
                Gor. Poselok St, 6
                Kashira, Russia 142900

Common          All Officers and Directors as a                             3,000,000       59.4%
Stock           group that consists of one person                             shares

The percent of class is based on 5,050,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Artur Etezov;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS:


1.   Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period from January 16, 2008 (inception) to June 30, 2008

     a.   Balance Sheets;
     b.   Statements of Operations;
     c.   Statements of Cash Flows;
     d.   Statement of Stockholders' Equity; and
     e.   Notes to Financial Statements

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Plethora Resources, Inc.

I have audited the accompanying balance sheets of Plethora Resources, Inc. (An Exploration Stage Company) as of June 30, 2008, and the related statement of operations, stockholders' equity and cash flows for January 16, 2008 (inception), to June 30, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plethora Resources, Inc., (An Exploration Stage Company) as of June 30, 2008, and the results of its operations and cash flows for January 16, 2008 (inception), to June 30, 2008 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-------------------------
Seattle, Washington
July 23, 2008

PLETHORA RESOURCES, INC
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                      June 30,
                                                                        2008
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $ 24,207
                                                                      --------

      TOTAL ASSETS                                                    $ 24,207
                                                                      ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LONG TERM LIABILITIES
  Loan from Director                                                  $    990
                                                                      --------

      TOTAL LONG TERM LIABILITIES                                     $    990
                                                                      --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   5,050,000 shares issued and outstanding as of June 30, 2008        $  5,050
  Additional paid-in-capital                                            19,450
  Deficit accumulated during the development stage                      (1,283)
                                                                      --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              23,217
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $ 24,207
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                              From Inception on
                                                             January 16, 2008 to
                                                                  June 30,
                                                                    2008
                                                                 ----------
EXPENSES
  General and Administrative Expenses                            $    1,283
                                                                 ----------
      Net (loss) from Operation before Taxes                         (1,283)

Provision for Income Taxes                                                0
                                                                 ----------

Net (loss)                                                       $   (1,283)
                                                                 ==========

(Loss) per common share - Basic and diluted                      $    (0.00)
                                                                 ==========

Weighted Average Number of Common Shares Outstanding              2,284,106
                                                                 ==========


   The accompanying notes are an integral part of these financial statements.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on January 16, 2008 to June 30,2008
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                  Number of               Additional      During
                                                   Common                   Paid-in     Development
                                                   Shares       Amount      Capital        Stage         Total
                                                   ------       ------      -------        -----         -----
Balance at inception on January 16, 2008

April 15, 2008
Common shares issued for cash at $0.001           3,000,000     $3,000      $    --       $    --       $ 3,000

April 24, 2008
Common shares issued for cash at $0.005           1,300,000      1,300        5,200                       6,500

May 28, 2008
Common shares issued for cash at $0.02              750,000        750       14,250                      15,000

Net (loss)                                               --         --           --        (1,283)       (1,283)
                                                  ---------     ------      -------       -------       -------

Balance as of June 30, 2008                       5,050,000     $5,050      $19,450       $(1,283)      $23,217
                                                  =========     ======      =======       =======       =======


   The accompanying notes are an integral part of these financial statements.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                              From Inception on
                                                             January 16, 2008 to
                                                                  June 30,
                                                                    2008
                                                                  --------
OPERATING ACTIVITIES
  Net (loss)                                                      $ (1,283)
                                                                  --------

      Net cash (used) for operating activities                      (1,283)
                                                                  --------

FINANCING ACTIVITIES
  Loans from Director                                                  990
  Sale of common stock                                              24,500
                                                                  --------

      Net cash provided by financing activities                     25,490
                                                                  --------

Net increase (decrease) in cash and equivalents                     24,207

Cash and equivalents at beginning of the period                         --
                                                                  --------

Cash and equivalents at end of the period                         $ 24,207
                                                                  ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                        $     --
                                                                  ========

  Taxes                                                           $     --
                                                                  ========

NON-CASH ACTIVITIES                                               $     --
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

PLETHORA RESOURCES, INC ("the Company") was incorporated under the laws of the State of Nevada, U.S. on January 16, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily to provide consulting services to North American oil & gas exploration companies that are interested in obtaining new exploration and production license in East Siberian Region in Russia. The company's services will include gathering and preparation of due diligence materials for properties that will be sold at a government auctions in Russia, and also assistance in the bidding process. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, January 16, 2008 through June 30, 2008 the Company has accumulated losses of $1,283.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,283 as of June 30, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) FOREIGN CURRENCY TRANSLATION
The Company's functional currency and its reporting currency is the United States dollar.

f) FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) INCOME TAXES
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement

PLETHORA RESOURCES, INC
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) BASIC AND DILUTED NET LOSS PER SHARE
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) FISCAL PERIODS
The Company's fiscal year end is June 30.

k) RECENT ACCOUNTING PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is over funded or record a liability in its financial statements if a plan is under funded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In April 2008, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000. In April 2008, the Company also issued 1,300,000 shares of common stock at a price of $0.005 per share for total cash proceeds of $6,500.

In May 2008, the Company also issued 750,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $15,000.

During the period January 16, 2008 (inception) to June 30, 2008, the Company sold a total of 5,050,000 shares of common stock for total cash proceeds of $24,500.

PLETHORA RESOURCES, INC
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2008
--------------------------------------------------------------------------------

4. INCOME TAXES

As of June 30, 2008, the Company had net operating loss carry forwards of approximately $1,283 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

Artur Etezov, President and CEO of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital, Mr. Etezov has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due to Mr. Etezov was $ 990 on June 30, 2008.

6. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2008:

Common stock, $0.001 par value: 75,000,000 shares authorized; 5,050,000 shares issued and outstanding.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee     $     4.03
     Transfer Agent Fees                                     $ 5,000.00
     Accounting fees and expenses                            $ 3,500.00
     Legal fees and expenses                                 $ 3,000.00
     Edgar filing fees                                       $   500.00
                                                             ----------

     Total                                                   $12,004.03
                                                             ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Artur Etezov on April 15, 2008. Mr. Etezov is our President, Chief Executive Officer, Treasurer, Secretary and our sole director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Etezov was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,300,000 shares of our common stock at a price of $0.005 per share to the following 13 purchasers on April 30, 2008:

       Name of Subscriber                                    Number of Shares
       ------------------                                    ----------------
     Arkhincheev Ilya                                            100,000
     Gusev Alexey                                                100,000
     Gorbachev Sergey                                            100,000
     Chapayeva Kseniya                                           100,000
     Tyutenkov Sergey                                            100,000
     Akimova Ella                                                100,000
     Chernyshova Natalia                                         100,000
     Mikhaylova Anastasia                                        100,000
     Mikhaylov Evgeniy                                           100,000
     Burenin Vladimir                                            100,000
     Burakov Sokhibnazar                                         100,000
     Burakov Muzaffar                                            100,000
     Rodionov Sergey                                             100,000

The total amount received from this offering was $6,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 750,000 shares of our common stock at a price of $0.02 per share to the following 15 purchasers on June 5, 2008:

       Name of Subscriber                                    Number of Shares
       ------------------                                    ----------------
     Khomyakov Evgeniy                                            50,000
     Khomiakov Alexander                                          50,000
     Arkhincheyeva Nataliya                                       50,000
     Dobroslavskiy Dmitriy                                        50,000
     Stolbovskiy Oleg                                             50,000
     Ponomarenko Pavel                                            50,000
     Belonosov Nikita                                             50,000
     Sharov Andrey                                                50,000
     Smagliev Nikolay                                             50,000
     Cherenkov Alexey                                             50,000
     Belonosova Oxana                                             50,000
     Baburin Artem                                                50,000
     Popadenko Alexander                                          50,000
     Molchanov Aleksey                                            50,000
     Golovina Ekaterina                                           50,000

The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

EXHIBITS

     Exhibit
     Number                         Description
     ------                         -----------
       3.1             Articles of Incorporation
       3.2             By-Laws
       5.1             Legal opinion of Dean Law Corp., with consent to use
      23.1             Consent of George Stewart, CPA

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on July 25, 2008.

                                    Plethora Resources, Corp.


                                    By: /s/ Artur Etezov
                                        --------------------------------------
                                        Artur Etezov
                                        President, Chief Executive Officer,
                                        Secretary, Treasurer, Chief Accounting
                                        Officer, Chief Financial Officer and
                                        sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

    Signature                    Capacity in Which Signed            Date
    ---------                    ------------------------            ----


/s/ Artur Etezov               President, Chief Executive         July 25, 2008
--------------------------     Officer, Secretary, Treasurer,
Artur Etezov                   Chief Accounting Officer,
                               Chief Financial Officer
                               and sole Director